HUMAN EMBRYONIC GERM CELL LINES

James H. Kelly, Stem Cell Innovations
Houston, TX 77082

Human embryonic germ cell lines.

James H. Kelly, Stem Cell Innovations, Inc., Houston, TX, USA 77082

We have established several human embryonic germ cell lines from fetal gonadal tissue using defined conditions. These lines have been established directly onto tissue culture plastic without the use of feeder layers or conditioned medium. These lines display all of the usual characteristics of pluripotent stem cells such as Oct4, Nanog, alkaline phosphatase, SSEA1, TRA 1-60, and TRA 1-81 expression. They are uniformly SSEA4 negative. They maintain a normal karyotype after extended passaging under these defined conditions. They exhibit the ability to form multiple differentiated cell types either through embryoid body formation or through treatment with various hormonal treatments in situ. They are readily cloned and exhibit high transfection efficiencies using nucleofection.

Stem cell factor, basic FGF and oncostatin M are required for successful culture. A key piece of information in the establishment of these lines is that oncostatin M, but not leukemia inhibitory factor, is able to maintain the undifferentiated state in the absence of a feeder layer. FGF drives division and SCF is required for attachment to the culture surface.

INTRODUCTION

Embryonic germ (EG) cells are cells derived from fetal gonadal tissue and provide a second source of pluripotent stem cells as an alternative to culture from blastocysts. For some applications, such as the development of cell lines from fetuses affected by genetic disease, they may provide a better source of such cells. In addition, they are explicitly cited as being eligible for funding by the NIH. While human EG cell cultures have been established in a number of laboratories, they have proven to be difficult to use and manipulate. I describe here a simple and efficient method for both the establishment and culture of human EG cell lines. These lines are easy to use and manipulate and have all of the characteristics of pluripotent stem cells.

METHODS

***Establishment of Cultures* -** First trimester human fetal tissue was donated after IRB approved informed consent. Fetal gonads were dissected and incubated in a drop (approx. 0.25 ml) trypsin/EDTA for 5 minutes at 37°C. Digestion was stopped by the addition of 1 ml of medium containing 5% defined calf serum (Hyclone) and tissue was disrupted by repeated pipetting. An additional 1 ml of the same medium was added. The cell suspension along with small fragments of tissue was diluted into 10 ml of KO DMEM, 15% KO SR (Invitrogen) containing 10ng/ml human oncostatin M, 10ng/ml human stem cell factor, 25ng/ml human bFGF (all R&D Systems), either 10µM forskolin or 1µM retinoic acid, termed EG medium, and plated into duplicate standard 25cm^2 cell culture flasks.

***Passaging* -** For passaging, cultures were trypsinized using standard cell culture technique, suspended in a small volume of medium containing 5% defined calf serum, diluted into an appropriate volume of EG medium and aliquoted into new flasks.

***Freezing* -** Cells were frozen in DMEM medium containing 10% defined calf serum and 10% DMSO in a controlled rate freezer. For recovery, cells were thawed rapidly and diluted into EG medium. After 24hrs attachment, medium was replaced with fresh EG medium. Recovery from freezing was approximately 80%.

***Immunofluorescence (IF) and Alkaline Phosphatase (AP) staining* -** For immunofluorescence, cell were plated onto multiwell slides and incubated until use. Cell were washed once in PBS and fixed with 100% methanol for 5 minutes. For AP staining, 5 ml of BioRad AP staining medium was added per 25 cm^2 flask and cells were incubated for 30 minutes at 37°C. Staining solution was removed and replaced with PBS for photography. For IF, cells were first incubated with blocking solution (Invitrogen) for 1 hour. An appropriate first antibody (Santa Cruz Biotechnologies), diluted to 1µg/ml in PBS, 1% BSA, was added and incubated overnight at room temperature. Cells were washed and appropriate second antibody (Invitrogen) diluted to 1µg/ml was added. After one hour at room temperature, cells were washed and mounted with a DAPI containing solution. Microscopy was carried out using an Olympus IX71.

***RT-QPCR* -** For RT-PCR, RNA was incubated from cells using RNA isolation kits (Invitrogen). Between 0.25 and 0.5 µg of total RNA was subjected to one step RT-PCR using appropriate primers (Sigma Genosys) whose sequence was obtained from the literature and amplification was monitored using an ABI 7700. Amplification of the appropriate fragment was monitored using both melting point analysis and agarose gel electrophoresis.


1
2
3

ESTABLISHMENT OF CULTURES

Within a few hours of plating, cells attach to the surface. Large, round alkaline phosphatase positive cells can be seen in panel 1. By the end of Day 1, cells are attached and beginning to divide (panel 2). By day 4, there is significant growth, especially from attached tissue fragments (panel 3).




EG10
EG9

REPRESENTATIVE MORPHOLOGY AND KARYOTYPE


SSEA1
TRA1-81
TRA1-60
OCT4
Nanog
Cripto
SSEA4-Ph
SSEA4-Nuc
SSEA4-IF


Copies/0.5µg RNA
400000
300000
200000
100000
0
EG1
EG9
EG10
Nanog
Oct4/Pou5f
Stellar (100X)

MARKER EXPRESSION

Using the conditions described here, we have established nine individual cell lines (EG1, EG3, EG5, EG9, EG10, EG15, EG16, EG17, EG18) and transferred one from feeder layer dependence. Results from immunofluorescence and RT-PCR demonstrate that each of the cell lines express the same set of markers, characteristic of pluripotent human stem cells. As has been seen on other EG cell cultures, the cells are strongly SSEA1 positive. One exception to the standard group is SSEA4. None of the new lines are SSEA4 positive.

ONCOSTATIN M, NOT LIF, SUPPORTS UNDIFFERENTIATED GROWTH


OsmR-Ph
OsmR-IF
LIFR-Ph
LIFR-IF


Relative Cell Number
Time (Days)
Onc 196 + FGF
Lif + FGF

Various combinations of growth factors were examined for their ability to support or enhance growth of the human EG cultures. Human LIF was unable to support continued growth of the cells without feeder layers. In contrast oncostatin M supports vigorous, undifferentiated growth. The EG lines demonstrate high levels of oncostatin M receptor but little or no LIF receptor on their surface.


Copies/0.5µg RNA
6000000
4000000
2000000
0
Hay1
Differentiated
Actin
Oct4/Pou5
Nanog


Copies
100000
80000
60000
40000
20000
0
Hay1
NeuralDiff
Actin
TyrOHase
Nurr1


αActinin

DIFFERENTIATION

We have examined several aspects of differentiation in the various EG cell lines. When oncostatin M and SCF are removed from the cultures and they are maintained in the presence of FGF to drive division, the cells quickly lose alkaline phosphatase activity. As shown to the right, Oct4 and Nanog decline dramatically.

When the cells are cultured in FGF plus retinoic acid, after two weeks in culture they develop certain aspects of neuronal differentiation. Both Nurr1 and tyrosine hydroxylase could be detected via RT-PCR in these populations.

When the cells are cultured in the absence of oncostain and SCF but including bFGF, forskolin and bromo-cyclic AMP, the cells develop aspects of smooth muscle differentiation. Shown on the right is a cell after two weeks in such a medium, stained with α-actinin. What appear to be sarcomeres can be seen in the picture.



NUCLEOPORATION

We have been able to efficiently introduce plasmids into the cells using nucleoporation. The figure shows cells 24 hours after introduction of a CMV promoted GFP plasmid.

CONCLUSIONS

The use of medium containing oncostatin M allows the rapid and efficient establishment of human EG cell lines. These cells can be grown without the use of feeder layers or conditioned medium, are simple to passage, freeze and transfect. Preliminary experiments suggest that these cells can be directed to differentiate into a variety of tissues. We have established several individual lines and are continuing the process of characterizing and storing these cells. Since these cells seem to have all of the desirable characteristics of ES cells, are dramatically easier to culture, and can be used in federally funded laboratories, we believe they provide an important addition to the currently available systems.